Exhibit 99.1

PRESS RELEASE – Not for Immediate Release

MGM RESORTS INTERNATIONAL ANNOUNCES

NEW $2.0 BILLION SHARE REPURCHASE PROGRAM

Completes Previous $1 Billion Repurchase Program

Las Vegas, May 10, 2018 – MGM Resorts International (NYSE: MGM) (the “Company”) today announced that the Board of Directors has authorized a new $2.0 billion share repurchase program.

“The latest share repurchase authorization reflects the Company’s financial strength and continued commitment to returning capital to our shareholders,” said Jim Murren, Chairman and CEO of MGM Resorts. “We are pleased with the Company’s strong balance sheet, which has allowed us to take a balanced approach to driving shareholder value through our quarterly dividend and share repurchase program, as well as continuing to invest in our properties and explore prudent growth opportunities.”

The Company also announced the completion of its previous $1.0 billion share repurchase program. Since the announcement of the Company’s $1.0 billion share repurchase program in September 2017, the Company has repurchased approximately 30 million shares.

Under the stock repurchase program, which is designed to return value to the Company’s shareholders, the Company may repurchase shares from time to time in the open market or in privately negotiated agreements. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing, volume and nature of stock repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.

*    *    *

ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 28 unique hotel offerings including some of the most recognizable resort brands in the industry. Expanding throughout the U.S. and around the world, the company opened MGM Cotai in Macau in February 2018. It is also developing MGM Springfield in Massachusetts and debuting the first international Bellagio branded hotel in Shanghai. The 78,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

* * *

MGM Resorts International • 3600 Las Vegas Boulevard South • Las Vegas, NV 89109 • PH: 702.693.8770 • mgmresorts.com

Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the SEC. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s capital plan, including expectations with respect to common stock repurchases and future dividends. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	BRIAN AHERN
Executive Director of Investor Relations	Manager of Media Relations
(702) 693-8711 or cpark@mgmresorts.com	media@mgmresorts.com

MGM Resorts International • 3600 Las Vegas Boulevard South • Las Vegas, NV 89109 • PH: 702.693.8770 • mgmresorts.com